UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2010

EZENIA! INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-25882	04-3114212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Celina Drive, Suite 17-18, Nashua, NH    03063

(Address of Principal Executive Offices)         (Zip Code)

Registrant’s telephone number, including area code  (603) 589-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2010, Ezenia! Inc. (the “Company”) announced the appointment of Thomas J. McCann as Secretary and Chief Financial Officer responsible for the day-to-day operations and performance of the Company’s finance, general and administrative functions at a salary of $130,000.  In this capacity, Mr. McCann serves as principal financial officer and principal accounting officer of the Company, manages all aspects of internal administrative resources including the Information Technology (IT) and Human Resources (HR) departments, works closely with the Board of Directors, and acts as the focal point of interface and contact with external partners and other entities.  Mr. McCann reports to Khoa Nguyen, the Company’s Chairman, President, and Chief Executive Officer.

Mr. McCann has been with the Company since 2005, with his prior position being the Corporate Controller of the Company.  Mr. McCann, age 65, brings many years of broad experience and skills in finance, treasury, administration, and general management to this position. Prior to joining the Company, Mr. McCann spent 25 years at Digital Equipment Corporation and Hewlett Packard Company in various financial management positions. He also worked in various positions at the Draper Division of Rockwell International.  He is also a member of the American Institute of Certified Public Accountants (AICPA) since 1972.

Mr. McCann replaces Mr. Kevin M. Hackett who had previously given his notice of resignation to the Company effective on February 12, 2010.

Item 9.01. Financial Statements and Exhibits.

(c)           Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZENIA! INC.

Dated:	February 18, 2010	By:	/s/ Khoa D. Nguyen
Khoa D. Nguyen

Chief Executive Officer